                                                                    EXHIBIT 4(d)


                        THIRD SUPPLEMENTAL INDENTURE (this "THIRD SUPPLEMENTAL INDENTURE") dated as of October 22, 2001 between WEYERHAEUSER COMPANY, a Washington corporation (the "ISSUER"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as trustee (the "TRUSTEE").

                        WHEREAS the Issuer has executed and delivered to the Trustee an Indenture dated as of April 1, 1986 (the "ORIGINAL INDENTURE"), as amended and supplemented by the First Supplemental Indenture dated as of February 15, 1991 (the "FIRST SUPPLEMENTAL INDENTURE") and the Second Supplemental Indenture dated as of February 1, 1993 (the "SECOND SUPPLEMENTAL INDENTURE"; the Original Indenture, as amended and supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, is hereinafter called the "PRIOR INDENTURE" and the Prior Indenture, as amended and supplemented by this Third Supplemental Indenture, is hereinafter called, the "INDENTURE"), providing for the issuance and sale by the Issuer from time to time of its debt securities (the "SECURITIES");

                        WHEREAS, Section 8.1 of the Prior Indenture provides that the Issuer may enter into a supplemental indenture without the consent of any Holder of the Securities to, among other things, establish the form or terms of Securities of any series or of the Coupons appertaining to such Securities as permitted by Sections 2.1 and 2.3 of the Prior Indenture, or to make any other provisions as the Board of Directors may deem necessary or desirable, provided that no such action shall adversely affect the interests of the Holders of the Securities or Coupons. The Issuer has determined that this Third Supplemental Indenture complies with said Section 8.1 and does not require the consent of any Holders of Securities, and has furnished the Trustee with an Opinion of Counsel and an Officers' Certificate complying with the requirements of Section 8.4 of the Prior Indenture.

                        WHEREAS the Issuer proposes in and by this Third Supplemental Indenture to supplement and amend the Prior Indenture in certain respects to establish a series of Securities issued pursuant to the Indenture designated as the "5.95% Notes due 2008"; and

                        WHEREAS the Issuer has requested that the Trustee execute and deliver this Third Supplemental Indenture and has certified that all requirements necessary to make this Third Supplemental Indenture a valid instrument in accordance with its terms have been satisfied, and that the execution and delivery of this Third Supplemental Indenture has been duly authorized in all respects.

                        NOW THEREFORE, the Issuer covenants and agrees with the Trustee for the equal and proportionate benefit of all Holders of the Notes (as defined below):

                        SECTION 1.              Definitions.


                        (a) Terms used herein and not defined herein have the meanings ascribed to such terms in the Prior Indenture.

                        (b) Section 1.1 of the Prior Indenture is hereby supplemented, solely insofar as it relates to the Notes, to add the following definitions in the appropriate alphabetical sequence:

                        "144A GLOBAL NOTES" has the meaning provided in
Section 2.1.

                        "ADDITIONAL NOTES" means any additional Notes which may be issued from time to time pursuant to a "re-opening" of the series of Notes as contemplated by Section 2(a) of the Third Supplemental Indenture.

                        "AGENT MEMBERS" means members of, or participants in, the Depositary.

                        "CLOSING DATE" means October 22, 2001.

                        "DTC LEGEND" means a legend substantially in the form of the legends appearing in the fourth and fifth paragraphs of Exhibit A hereto.

                        "EXCHANGE NOTES" means Notes which are issued pursuant to the Indenture in exchange for other Notes in an exchange offer pursuant to an effective registration statement under the Securities Act., whether pursuant to the Registration Rights Agreement or otherwise.

                        "FINAL MATURITY DATE" when used with respect to the Notes, means November 1, 2008.

                        "GLOBAL NOTES" has the meaning provided in Section 2.1. For purposes of clarity, it is hereby confirmed that the Global Notes constitute Global Securities (as defined elsewhere in this Indenture).

                        "INITIAL PURCHASERS" means the initial purchasers named in the Purchase Agreement.

                        "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2),
(3) or (7) under the Securities Act.

                        "NON-U.S. PERSON" means a Person who is not a "U.S. person" (as defined in Regulation S).

                         "NOTES" means the series of Securities issued pursuant
to this Indenture designated as the 5.95% Notes due 2008, including Notes initially issued on the Closing Date, any Exchange Notes issued in exchange for any other Notes, and any other Notes issued after the Closing Date under this Indenture. For purposes of this Indenture, all Notes, including, without limitation, Exchange Notes and Additional Notes, shall constitute a single series of Securities under this Indenture.

                        "OFFSHORE TRANSACTION" has the meaning set forth in Regulation S.

                        "PHYSICAL NOTES" has the meaning provided in Section
2.1.

                        "PRIVATE PLACEMENT LEGEND" means a legend substantially in the form of the legends appearing in the first three paragraphs of Exhibit A hereto.

                        "PURCHASE AGREEMENT" means the Purchase Agreement dated October 16, 2001 between the Issuer and Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc, as representatives of the Initial Purchasers.

                        "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                        "REGISTRATION RIGHTS AGREEMENT" means either (1) the Registration Rights Agreement dated October 22, 2001 between the Issuer and Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc., as representatives of the Initial Purchasers, or (2) with respect to any subsequent issuance of Additional Notes in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, entered into by the Issuer and the other parties thereto in connection with such issuance, or both, as the context shall require.

                        "REGULATION S" means Regulation S under the Securities Act or any successor thereto.

                        "REGULATION S GLOBAL NOTE" has the meaning provided in
Section 2.1.

                        "REGULATION S PHYSICAL NOTES" has the meaning provided in Section 2.1.

                        "RULE 144A" means Rule 144A under the Securities Act or any successor thereto.

                        "RULE 144" means Rule 144 under the Securities Act or any successor thereto.

                        "SECURITIES ACT" means the Securities Act of 1933, as amended.

                        "THIRD SUPPLEMENTAL INDENTURE" means the Third Supplemental Indenture dated as of October 22, 2001 between the Issuer and the Trustee, as originally executed and delivered or, if amended or supplemented as provided in this Indenture, as so amended or supplemented or both, and shall include the form and terms of the Notes established thereby.

                        "U.S. PHYSICAL NOTES" has the meaning provided in
Section 2.1."

                        SECTION 2. Creation of the Notes.  Pursuant to Section
2.3 of the Indenture, there is hereby created a new series of Securities designated as the "5.95% Notes due 2008" and which are sometimes herein referred to as the "Notes." The Notes shall have the following terms:


                        (a) The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is initially limited to $750,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.2A, 2.8, 2.9, 2.11, 2.12, 2.13, 8.5 or 12.3 of the Indenture and including, without limitation, Exchange Notes issued in exchange for Notes which have been registered under the Securities Act in an exchange offer pursuant to the Registration Rights Agreement. However, such series may be re-opened by the Issuer for the issuance of Additional Notes, so long as any such Additional Notes have the same form and terms (other than the date of issuance and the date from which interest thereon shall begin to accrue and except that the form of such Additional Notes may refer to a different Registration Rights Agreement than the Notes issued on the Closing Date and such Additional Notes, if issued pursuant to a registration statement which is effective under the Securities Act, need not bear the Private Placement Legend and may omit the paragraph included in Exhibit A hereto which refers to the Registration Rights Agreement), and carry the same right to receive accrued and unpaid interest, as the Notes theretofore issued; provided, however, that, notwithstanding the foregoing, the series may not be reopened if the Issuer has effected satisfaction and discharge or defeasance with respect to the Notes pursuant to Section 10.1(A) or 10.1(B) of the Indenture; and provided, further, that no Additional Notes may be issued at a price that would cause such Additional Notes to have "original issue discount" within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended.

                        (b) The Notes are to be issuable only as Registered Securities without Coupons. The Notes may be issued as either Physical Notes or Global Notes, or both, the initial Depositary for the Global Notes shall be The Depository Trust Company and the depositary arrangements shall be those employed by whomever shall be the Depositary with respect to the Global Notes from time to time.

                        (c) The Notes issued on the Closing Date shall be sold by the Issuer to the Initial Purchasers named in the Purchase Agreement (the form, terms, execution and delivery of such Purchase Agreement being hereby ratified and approved in all respects), at a price equal to 99.875% of the principal amount thereof. The initial offering price of the Notes issued on the Closing Date shall be 99.500% of the principal amount thereof plus accrued interest, if any, from the Closing Date, and Initial Purchasers' discounts and commissions shall be 0.625% of the principal amount of the Notes.

                        (d) The Final Maturity Date of the Notes on which the principal thereof is due and payable shall be November 1, 2008.

                        (e) The principal of the Notes shall bear interest at the rate of 5.95% per annum from October 22, 2001 or from the most recent date to which interest has been paid or duly provided for, payable semiannually in arrears on May 1 and November 1 of each year, commencing May 1, 2002, to the Persons in whose names the Notes are registered at the close of business on the April 15 or October 15, as the case may be, immediately preceding such interest payment dates. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. No additional amounts of the nature referred to in subparagraph (15) of Section
2.3 of the Indenture shall be payable on the Notes.

                        (f) The principal of and premium, if any, and interest on the Notes shall be payable, the Notes may be surrendered for registration of transfer and exchange, and notices and demands to or upon the Issuer in respect of the Notes or the Indenture may be served, at the agency of the Issuer maintained for such purposes from time to time in the Borough of Manhattan, The City of New York, and the Issuer hereby appoints the Trustee as trustee, paying agent, transfer agent and registrar for the Notes and designates the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, as the Issuer's agency for the foregoing purposes; provided, however, that the Issuer, subject to the applicable provisions of the Indenture, may, with respect to the Notes, appoint another Person to be the registrar, transfer agent or paying agent, and appoint additional registrars, transfer agents and paying agents, with respect to the Notes so long as the Issuer shall at all times maintain an agency for the foregoing purposes in the Borough of Manhattan, The City of New York for the Notes.

                        (g) The Notes may be redeemed by the Issuer, in whole or from time to time in part, at the option of the Issuer on any date upon not less than 30 nor more than 60 days notice given as provided in the Indenture, at a redemption price calculated as provided in the form of Notes attached hereto as Exhibit A, plus accrued and unpaid interest on the principal amount being redeemed to the applicable redemption date; provided that payments of interest on the Notes that are due and payable on a date on or prior to a date fixed for redemption of the Notes will be payable to the Holders of the Notes registered as such at the close of business on the relevant record dates according to their terms and the terms and provisions of the Indenture.

                        Any redemption of Notes shall be made on the other terms and conditions set forth in the Indenture.

                        (h) The Notes shall not be repayable or redeemable at the option of the Holders prior to the Final Maturity Date of the Notes (provided that nothing in this Third Supplemental Indenture shall limit the right of the Trustee or the Holders of the Notes to declare the principal of, and accrued and unpaid interest on, the Notes to be immediately due and payable as provided in Article Five of the Indenture) and shall not be subject to a sinking fund or analogous provision.

                        (i) The principal of, premium, if any, and interest on the Notes shall be payable in such coin or currency of the United States of America as of the time of payment shall be legal tender for the payment of public and private debts.

                        (j) To the extent that any provision of the Indenture or the Notes provides for the payment of interest on overdue principal of, or premium, if any, or interest (including, without limitation, any additional interest which may be payable pursuant to a Registration Rights Agreement) on, the Notes, then, to the extent permitted by law, interest on such overdue principal, premium, if any, and interest shall accrue at the rate of interest borne by the Notes (and, if additional interest shall at any time accrue on the Notes pursuant to a Registration Rights Agreement, then the per annum interest rate on the Notes for each day on which such additional interest shall accrue shall, for purposes of any such provision of the Indenture, be deemed to be equal to the sum of 5.95% per annum plus the per annum rate at which such additional interest shall accrue for such day), and, anything in the Indenture to the contrary notwithstanding, in the case of any requirement in the Indenture that the Issuer pay (or that the Trustee distribute) interest on overdue principal of, or premium, if any, or interest on, the Notes, such payment or distribution shall only be required to the extent it is permitted by applicable law.

                        (k) As used in the Indenture with respect to the Notes and in the certificates evidencing the Notes, all references to "premium" on the Notes shall mean any amounts (other than accrued interest) payable upon the redemption of any Note in excess of 100% of the principal amount of such Note.

                        (l) The following additional terms shall be applicable with respect to the Notes:

                                    (1) the phrase "due or to become due to such
                        date of maturity" appearing in the 36th and 37th lines of Section 10.1(A) of the Indenture shall be deleted and replaced with the phrase "due or to become due on or prior to such date of maturity or redemption, as the case may be,";

                                    (2) the Issuer shall not act as its own
                        paying agent for purposes of Section 10.2 of the Indenture;

                                    (3) all references in the Indenture to the
                        "Secretary" and any "Assistant Secretary" of the Issuer shall be deemed to include a reference to the Corporate Secretary and any Assistant Corporate Secretary, respectively, of the Issuer; and

                                    (4) the phrase "acquires by sale or
                        conveyance substantially all the assets" appearing in clause (i) of Section 9.1 of the Prior Indenture shall be deleted and replaced with the phrase "acquires by sale or conveyance all or substantially all the assets".

                        (m) The Notes shall have such additional terms and provisions as are set forth in the form of Note attached hereto as Exhibit A, which terms and provisions are hereby incorporated by reference in and made a part of this Third Supplemental Indenture and the Indenture as if set forth in full herein and therein.

                        SECTION 3. Amendments to Article Two.


                        (a) Section 2.1 of the Prior Indenture is hereby amended, solely insofar as relates to the Notes, by replacing it in its entirety with the following:

                        "Section 2.1. Form of Notes. (a) The Notes shall be
            substantially in the form annexed as Exhibit A to the Third Supplemental Indenture, which Exhibit A is hereby incorporated in and expressly made a part of this Indenture, and the Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon, such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officers executing the Notes as evidenced by their execution of the Notes; provided that the form of any Additional Notes may have such variations as are permitted by paragraph (a) of
            Section 2 of the Third Supplemental Indenture; and provided. further, that Physical Notes may deviate (in form but not in substance) from the form attached as Exhibit A to the Third Supplemental Indenture in such respects as the Issuer may deem necessary or appropriate to protect against fraud or forgery, including without limitation, by changing the form of the Physical Notes so that they have a "face" and a "reverse" and by moving the signatures and Trustee's certificate of authentication so that they appear on the same page as the principal amount of the Physical Notes. Each Note shall be dated the date of its authentication.

                        "The terms and provisions contained in the form of the
            Note annexed as Exhibit A to the Third Supplemental Indenture shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Issuer and the Trustee, by their execution and delivery of the Third Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

                        "Notes initially offered and sold in reliance on Rule
            144A shall be issued initially in the form of one or more permanent Global Securities in registered form (the "144A GLOBAL NOTES"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

                         "Notes initially offered and sold in offshore
transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent Global Securities in registered form (the
            "REGULATION S GLOBAL NOTES") deposited with the Trustee, as custodian for the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

                        "Notes initially offered and sold to Institutional
            Accredited Investors that are not QIBs shall be issued in the form of certificated Notes in registered form (the "U.S. PHYSICAL NOTES"). Notes issued pursuant to the second sentence of Section 2.12(b) of this Indenture in exchange for interests in the Regulation S Global Notes shall be issued in the form of certificated Notes in registered form (the "REGULATION S PHYSICAL NOTES"). The Regulation S Physical Notes and the U.S. Physical Notes are sometimes collectively referred to herein as the "PHYSICAL NOTES." The 144A Global Notes and the Regulation S Global Notes are sometimes collectively referred to herein as the "GLOBAL NOTES".

                        "The definitive notes shall be typed, printed,
            lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, or as determined by the officers of the Issuer executing such Notes, as evidenced by their execution of such Notes.

                        "(b) Restrictive Legends. (i) Unless and until a Note
            is exchanged for an Exchange Note in an exchange offer pursuant to a registration statement which is effective under the Securities Act (whether pursuant to the Registration Rights Agreement or otherwise) or sold or otherwise transferred pursuant to a registration statement which is effective under the Securities Act (whether pursuant to the Registration Rights Agreement or otherwise) or pursuant to Rule 144 under the Securities Act (if available), (A) each 144A Global Note and each U.S. Physical Note shall bear the Private Placement Legend and (B) each Regulation S Physical Note and each Regulation S Global Note shall bear the Private Placement Legend until at least the 41st day after the Closing Date and receipt by the Issuer and the Trustee of a certificate substantially in the form of Exhibit B hereto (and after such 41st day and, upon receipt of such certificate, the Private Placement Legend may be removed from the Regulation S Global Note). Notwithstanding the foregoing, to the extent that a certificate substantially in the form of Exhibit B hereto shall be delivered with respect to a portion (but not all) of the principal amount of a Regulation S Global Note bearing the Private Placement Legend, then the Issuer shall execute and the Trustee shall authenticate and deliver a Regulation S Global Note not bearing the Private Placement Legend in exchange for only such portion of the principal amount of the Regulation S Global Note bearing the Private Placement Legend in respect of which such certification shall have been so delivered, and the Trustee shall reflect on its books and records the date and a decrease in the principal amount of such Regulation S Global Note bearing the Private Placement Legend and a like increase in the principal amount of the Regulation S Global Note not bearing the Private Placement Legend.

                        "(ii) Each Global Note shall bear the DTC Legend."

                        (b) Section 2.8 of the Prior Indenture is hereby supplemented by adding the following paragraph at the end of such Section:

            "Notwithstanding the foregoing provisions of this Section 2.8, no exchanges of Notes for Exchange Notes shall occur until a registration statement shall have been declared effective by the Commission and unless such exchanges are effected pursuant to such effective registration statement. Any Notes that are exchanged for Exchange Notes shall be cancelled by the Trustee."

                        (c) Article Two of the Prior Indenture is hereby

supplemented and amended, solely insofar as relates to the Notes, by adding at the end thereof the following new Sections 2.12, 2.13 and 2.14:

                        "Section 2.12. Book-Entry Provisions for Global Notes.
            (a) The 144A Global Notes and Regulation S Global Notes shall be issued in accordance with the provisions of paragraph (a) of Section 2.2A of this Indenture and, for purposes of Section 2.2A of this Indenture, it is expressly understood and agreed that interests in Global Notes may be exchanged for Physical Notes, and that Physical Notes may be exchanged for interests in Global Notes, as provided in this Section 2.12 and in Section 2.13 of this Indenture.

                        "(b) Global Notes and interests in Global Notes may be
            transferred or exchanged, and shall be subject to the restrictions on transfer and exchange, as provided in this Indenture. In addition, U.S. Physical Notes and Regulation S Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the 144A Global Notes and the Regulation S Global Notes, respectively, under the circumstances set forth in
            (c)(i), (ii) or (iii) of Section 2.2A of this Indenture.

                         "(c) Any beneficial interest in one of the Global
            Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in the first such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

                        "(d) In connection with any transfer of a portion of the
            beneficial interests in a 144A Global Note or Regulation S Global Note to beneficial owners (other than transfers of the entire 144A Global Note or the entire Regulation S Global Note pursuant to the second sentence of paragraph (b) of this Section 2.12), the Trustee shall reflect the date and a decrease in the principal amount of the 144A Global Notes or Regulation S Global Notes, as the case may be, in an amount equal to the principal amount of the beneficial interest in such Global Notes to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes or Regulation S Physical Notes, as the case may be, of like tenor and principal amount.

                        "(e) In connection with the transfer of the entire 144A
            Global Note or Regulation S Global Note to beneficial owners pursuant to the second sentence of paragraph (b) of this Section 2.12, the 144A Global Note or Regulation S Global Note, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the 144A Global Note or Regulation S Global Note, as the case may be, an equal aggregate principal amount of U.S. Physical Notes or Regulation S Physical Notes, respectively, of authorized denominations.

                        "(f) Any U.S. Physical Note delivered in exchange for an
            interest in the 144A Global Note pursuant to paragraph (b), (d) or
            (e) of this Section 2.12 shall, except as otherwise provided by paragraph (e) of Section 2.13, bear the legend regarding transfer restrictions applicable to the U.S. Physical Note required by
            Section 2.1(b).

                        "(g) Any Regulation S Physical Note delivered in
            exchange for an interest in the Regulation S Global Note pursuant to paragraph (b), (d) or (e) of this Section 2.12 shall, except as otherwise provided by paragraph (e) of Section 2.13, bear the legend regarding transfer restrictions applicable to the Regulation S Physical Note required by Section 2.1(b).

                        "(h) The Holder of a Global Note may grant proxies and
            otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                         "(i) Unless the Issuer shall otherwise determine in
            the exercise of its sole discretion, (x) Physical Notes may not be issued upon transfer of or in exchange for interests in Global Notes except (1) in connection with transfers to Institutional Accredited Investors or
            (2) upon the exchange of the entire Global Notes for Physical Notes pursuant to the second sentence of paragraph (b) of this Section 2.12, and (y) upon the transfer of U.S. Physical Notes to a QIB pursuant to Rule 144A or to a Non-U.S. Person pursuant to Regulation S, or upon the transfer of a Regulation S Physical Note to a QIB pursuant to Rule 144A, the transferee will, unless the entire Global Notes have been exchanged for Physical Notes pursuant to the second sentence of paragraph (b) of this Section 2.12, take such Notes in the form of an interest in the 144A Global Notes or the Regulation S Global Note, as the case may be.

                        "(j) In addition to the other requirements of this
            Indenture, the Trustee shall make an appropriate notation on the schedule attached to each Global Note to reflect any increases or decreases in the principal amount thereof resulting from transfers or exchanges of Notes or of interests in Global Notes made in accordance with this Indenture.

                        "Section 2.13. Special Transfer Provisions. Unless and
            until a Note is transferred or exchanged under a registration statement which is effective under the Securities Act (whether pursuant to the Registration Rights Agreement or otherwise) or pursuant to Rule 144 under the Securities Act (if available), the following provisions shall apply:

                        "(a)  Transfers to Non-QIB Institutional Accredited
            Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Note to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):

                         "(i) The Trustee shall register the transfer of any
            Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act or (y) the proposed transferee has delivered to the Trustee (A) a certificate substantially in the form of Exhibit C hereto and (B) if requested by the Issuer, an opinion of counsel reasonably acceptable to the Issuer to the effect that the transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and, if the Note to be transferred consists of either a Regulation S Physical Note prior to the removal of the Private Placement Legend, an interest in a Regulation S Global Note prior to the removal of the Private Placement Legend, a U.S. Physical Note or a 144 Global Note, the proposed transferor shall have checked the box provided for on the form of such Note, or shall have otherwise advised the Issuer and the Trustee in writing, that the transfer is being been made to an Institutional Accredited Investor purchasing for its own account, or for the account of another Institutional Accredited Investor, in a minimum principal amount of $250,000; and

                        "(ii) Subject to paragraph (c) of this Section 2.13, if
            the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Trustee of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Trustee's procedures, the Trustee shall reflect on its book and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes of like tenor and amount.

                        "(b) Transfers to QIBs. The following provisions shall
            apply with respect to the registration of any proposed transfer of a U.S. Physical Note, an interest in a 144A Global Note, a Regulation S Physical Note prior to the removal of the Private Placement Legend or an interest in a Regulation S Global Note prior to the removal of the Private Placement Legend to a QIB (excluding Non-U.S. Persons):

                        "(i) If the Note to be transferred consists of (x)
            either (A) a Regulation S Physical Note prior to the removal of the Private Placement Legend or an interest in a Regulation S Global Note prior to the removal of the Private Placement Legend or (B) a U.S. Physical Note, the Trustee shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Issuer and the Trustee in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee whom the transferor reasonably believes is a QIB and who has signed the certification provided for on the form of Note stating, or has otherwise advised the Issuer and the Trustee in writing, that it is a QIB and is aware that such Note is being transferred in reliance on Rule 144A and that it is acquiring such Note for its own account or for the account of one or more other QIBs over which it exercises sole investment discretion (in which latter case it has given notice to each such account that the Note is being transferred in reliance on Rule 144A) or (y) an interest in the 144A Global Notes, the transfer of such interest may be effected only through the book entry system maintained by the Depositary.

                        "(ii) If the proposed transferee is an Agent Member, and
            the Note to be transferred consists of Physical Notes, upon receipt by the Trustee of the documents referred to in clause (i) and instructions given in accordance with the Depositary's and the Trustee's procedures, the Trustee shall reflect on its books and records the date and an increase in the principal amount of the 144A Global Notes in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

                        "(c) Transfers of Interests in the Regulation S Global
            Notes or Regulation S Physical Notes. The following provisions shall apply with respect to any transfer of interests in the Regulation S Global Notes or Regulation S Physical Notes:

                        "(i) prior to the removal of the Private Placement
            Legend from a Regulation S Global Note or Regulation S Physical Note pursuant to Section 2.1(b), the Trustee shall refuse to register such transfer unless such transfer complies with Section 2.13(b) or
            Section 2.13(d), as the case may be; and

                        "(ii) after such removal, the Trustee shall register the
            transfer of any such Note without requiring any additional certification.

                        "(d) Transfers to Non-U.S. Persons at Any Time. The
            following provisions shall apply with respect to any transfer of a Note to a Non-U.S. Person:

                        "(i) The Trustee shall register any proposed transfer to
            any Non-U.S. Person if the Note to be transferred is a U.S. Physical Note or an interest in the 144A Global Note only upon receipt of a certificate substantially in the form of Exhibit D from the proposed transferor.

                        "(ii) (a) If the proposed transferor is an Agent Member
            holding a beneficial interest in a 144A Global Note, upon receipt by the Trustee of (x) the documents required by paragraph (i) and (y) instructions in accordance with the Depositary's and the Trustee's procedures, the Trustee shall reflect on its books and records the date and a decrease in the principal amount of such 144A Global Note in an amount equal to the principal amount of the beneficial interest in the 144A Global Note to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Trustee of instructions given in accordance with the Depositary's and the Trustee's procedures, the Trustee shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the U.S. Physical Notes or the 144A Global Notes, as the case may be, to be transferred, and the Trustee shall cancel the Physical Note, if any, so transferred or decrease the amount of the 144A Global Note, as the case may be.

                        "(e) Private Placement Legend. (i) Upon the registration
            of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Trustee shall deliver Notes that do not bear the

            Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Trustee shall deliver only Notes that bear the Private Placement Legend unless (1) the Private Placement Legend is no longer required by Section 2.1(b), (2) the circumstances contemplated by paragraphs (a)(i)(x) or (c)(ii) of this Section 2.13 exist, (3) there is delivered to the Trustee an opinion of counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, (4) the transaction involves the exchange of Exchange Notes for Notes pursuant to a registration statement which is effective under the Securities Act (whether pursuant to the Registration Rights Agreement or otherwise), or (5) the transaction involves a transfer of Notes pursuant to a registration statement (whether pursuant to the Registration Rights Agreement or otherwise) which is effective under the Securities Act.

                        "(ii) After a transfer of any Notes during the period of
            the effectiveness of any registration statement (whether filed pursuant to the Registration Rights Agreement or otherwise) which is effective under the Securities Act with respect to such Notes, all requirements pertaining to the Private Placement Legend on such Notes shall cease to apply and the requirements that any such Notes be issued in global form shall continue to apply.

                        "(f) General. By its acceptance of any Note bearing the
            Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture. The Trustee shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes to an Institutional Accredited Investor or in a transfer being made pursuant to Rule 904 under the Securities Act or pursuant to Rule 144 under the Securities Act (if available), each Holder agrees by its acceptance of the Notes to furnish the Trustee such certifications, legal opinions or other information as the Issuer may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act; provided that the Trustee shall not be required to determine (but may conclusively rely on a determination made by the Issuer with respect to) the sufficiency of any such certifications, legal opinions or other information.

                  "In case of any transfer or exchange of Notes or interests in
            Notes bearing the Private Placement Legend, the procedures and requirements for which are not addressed in detail in this Section
            2.13 or elsewhere in
            this Indenture, such transfer or exchange will be subject to such procedures and requirements as may be reasonably prescribed by the Issuer from time to time (and which shall be consistent with the procedures and requirements set forth in this Section 2.13) and, in the case of a transfer or exchange involving a Global Note or an interest therein, the procedures of the Depositary. In case of any request for the removal of the Private Placement Legend from a Note, the procedures and requirements for which are not addressed in detail in this Indenture, the Issuer may permit the removal of such legend upon the receipt of such legal opinions, certificates and other documents as it may require to establish that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the Securities Act.

                        "The Trustee shall retain copies of all letters, notices
            and other written communications received pursuant to Section 2.12 or this Section 2.13 in accordance with its customary procedures. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Trustee.

                        "In the case of any transfer of a Physical Note (other
            than a transfer or exchange under a registration statement which is effective under the Securities Act (whether pursuant to the Registration Rights Agreement or otherwise)) prior to the end of the time period under Rule 144(k), the transferor shall check the box provided for on the form of such Note, or otherwise advise the Issuer and Trustee in writing, as to the manner of such transfer and submit such Note to the Trustee."

                        SECTION 4. Governing Law; Third Supplemental Indenture. This Third Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of the State of New York. The terms and conditions of this Third Supplemental Indenture shall be, and be deemed to be, part of the terms and conditions of the Indenture for any and all purposes. Other than as amended and supplemented by this Third Supplemental Indenture, the Indenture is in all respects ratified and confirmed.


                        SECTION 5. Acceptance by Trustee. The Trustee hereby accepts this Third Supplemental Indenture and agrees to perform the same upon the terms and conditions set forth in the Indenture.


                        SECTION 6. Counterparts. This Third Supplemental Indenture may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.


                        SECTION 7. Headings. The headings of this Third Supplemental Indenture are for reference only and shall not limit or otherwise affect the meaning hereof.


                        SECTION 8. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Issuer and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture.


                        SECTION 9. Separability. In case any one or more of the provisions contained in this Third Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the fullest extent permitted by applicable law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Third Supplemental Indenture or of the Notes, but this Third Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

                        IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed by their respective authorized officers as of the date first written above.


[Seal]

Attest:                             WEYERHAEUSER COMPANY,


/s/ Claire S. Grace                 by          /s/ Jeffrey W. Nitta
  -------------------                   ----------------------------
Name:  Claire S. Grace              Name:  Jeffrey W. Nitta
Title: Corporate Secretary and      Title: Vice President and Treasurer
       Assistant General Counsel



Attest:                             THE CHASE MANHATTAN BANK, as trustee,


 /s/ Michael Kearney                by     /s/ Natalia Rodriguez
-----------------------                    --------------------------
Name:  Michael Kearney              Name:  Natalia Rodriguez
Title: Trust Officer                Title: Assistant Vice President

                                                                       Exhibit A


                                 [FORM OF NOTE]


[The following legend (the "Private Placement Legend") to be included on all Notes (other than Exchange Notes) until such time as such legend has been removed in accordance with the provisions of the Indenture--] THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (a) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (b) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR
(7) UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (c) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE NOTE EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (a) TO THE ISSUER (AS DEFINED BELOW) HEREOF OR ONE OF ITS SUBSIDIARIES, (b) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (c) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE CHASE MANHATTAN BANK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF REQUESTED BY THE ISSUER, AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER HEREOF TO THE EFFECT THAT THE TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (d) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (e) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (f) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, PROVIDED THAT THE FOREGOING AGREEMENT OF THE HOLDER IS SUBJECT TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THE PROPERTY OF THE HOLDER OR ANY INVESTOR ACCOUNTS FOR WHICH THE HOLDER IS ACTING SHALL AT ALL TIMES BE AND REMAIN WITHIN ITS OR THEIR CONTROL; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE NOTE EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH HEREON RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS NOTE TO THE CHASE MANHATTAN BANK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE).

[The following legend (the "Private Placement Legend") to be included on all Notes (other than Exchange Notes) until such time as such legend has been removed in accordance with the provisions of the Indenture--] IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR IF THE PROPOSED TRANSFER IS BEING MADE OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR PURSUANT TO RULE 144 UNDER THE SECURITIES ACT (IF

AVAILABLE), THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE CHASE MANHATTAN BANK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE ISSUER HEREOF MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE NOTE EVIDENCED HEREBY PURSUANT TO CLAUSE 2(e) ABOVE OR UPON ANY TRANSFER OF THIS NOTE UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).

[The following legend (the "Private Placement Legend") to be included on all Notes (other than Exchange Notes) until such time as such legend has been removed in accordance with the provisions of the Indenture--] AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

[Include the following legend (the "DTC Legend") only in Global Notes--] THIS
NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR INDIVIDUAL NOTES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

[Include the following legend (the "DTC Legend") only in Global Notes--] UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No.     [RA ______]
        [RS ______]
        [RD ______]
        [R ______]
                                                     Principal Amount: $________
CUSIP No.   [Rule 144A: 962166 AY 0]
            [Reg S: U96224 AA 5]
            [A/I: 962166 AZ 7]
            [Exchange Note: 962166 BA 1]


                              WEYERHAEUSER COMPANY

                               5.95% Note due 2008

                        WEYERHAEUSER COMPANY, a Washington corporation (the "Issuer", which term includes any successor thereto under the Indenture referred to below), for value received, hereby promises to pay to [FOR INCLUSION IN GLOBAL NOTES ONLY- Cede & Co.], or registered assigns, at the office or agency of the Issuer maintained for such purpose in the Borough of Manhattan, The City of New York, the principal sum of _________ Dollars ($ ________) [FOR INCLUSION IN GLOBAL NOTES ONLY -- or such other principal amount as is set forth on Schedule A hereto] on November 1, 2008, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually in arrears on May 1 and November 1 of each year, commencing May 1, 2002, and at final maturity on said principal sum at said office or agency, in like coin or currency, at the rate of 5.95% per annum from the May 1 or November 1, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on these Notes, in which case from October 22, 2001 until payment of said principal sum has been made or duly provided for; provided that, if this Note is not a Global Security, payment of interest may be made at the option of the Issuer by check mailed to the address of the Person entitled thereto as such address shall appear on the Security register; and provided, further, that if this Note is a Global Security registered in the name of a Depositary or its nominee, payment of interest shall be made to the Depositary or its nominee, as the case may be, in accordance with the Depositary's procedures as in effect from time to time. Notwithstanding the foregoing, if the date hereof is after April 15 or October 15, as the case may be, and before the following May 1 or November 1, this Note shall bear interest from such May 1 or November 1; provided, that if the Issuer shall default in the payment of interest due on such May 1 or November 1, then this Note shall bear interest from the next preceding May 1 or November 1 to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on these Notes, from October 22, 2001. The interest so payable on any May 1 or November 1 will, subject to certain exceptions provided in the Indenture referred to below, be paid to the person in whose name this Note is registered at the close of business on the April 15 or October 15, as the case may be, next preceding such May 1 or November 1. Interest on this Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

            This Note is one of a duly authorized issue of Securities of the Issuer issued under and pursuant to an Indenture dated as of April 1, 1986 (the "Original Indenture"), as amended and supplemented by a First Supplemental Indenture thereto dated as of February 15, 1991 (the "First Supplemental Indenture"), a Second Supplemental Indenture thereto dated as of February 1, 1993 (the "Second Supplemental Indenture") and a Third Supplemental Indenture thereto dated as of October 22, 2001 (the "Third Supplemental Indenture"; the Original Indenture, as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and any other indentures supplemental thereto, is hereinafter called the "Indenture"), each duly executed and delivered by the Issuer to The Chase Manhattan Bank (formerly known as Chemical Bank), as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Note is one of the series of Securities designated on the face hereof (the "Notes").

            The Notes may be redeemed, in whole or from time to time in part, at the option of the Issuer on any date at a redemption price equal to the greater of:

                  (1) 100% of the principal amount of the Notes to be redeemed, and

                  (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the applicable Redemption Date) discounted to that Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus, in the case of both clause (1) and clause (2) above, accrued and unpaid interest on the principal amount of the Notes being redeemed to such Redemption Date; provided, however, that payments of interest on the Notes that are due and payable on or prior to a date fixed for redemption of Notes will be payable to the Holders of those Notes registered as such at the close of business on the relevant record dates according to their terms and the terms and provisions of the Indenture. Any such redemption shall be effected in accordance with the terms and conditions set forth in the Indenture.

            As used in this Note, the following terms have the meanings set forth below:

            "Treasury Rate" means, with respect to any Redemption Date for the Notes, (1) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Final Maturity Date for the Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or
(2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

The Treasury Rate shall be calculated on the third Business Day preceding the applicable Redemption Date. As used in the immediately preceding sentence and in the definition of "Reference Treasury Dealer Quotations" below, the term "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

            "Comparable Treasury Issue" means, with respect to any Redemption Date for the Notes, the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.

            "Comparable Treasury Price" means, with respect to any Redemption Date for the Notes, (1) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

            "Final Maturity Date" means November 1, 2008.

            "Independent Investment Banker" means, with respect to any Redemption Date for the Notes, Morgan Stanley & Co. Incorporated and its successors or J.P. Morgan Securities Inc. and its successors, whichever shall be selected by the Trustee after consultation with the Issuer, or, if both such firms or the respective successors, if any, to such firms, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Issuer.

            "Redemption Date" means, with respect to any Note or portion thereof to be redeemed, the date fixed for such redemption pursuant to the Indenture and the Notes.

            "Reference Treasury Dealer" means, with respect to any Redemption Date for the Notes, Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. and their respective successors (provided, however, that if any such firm or any such successor, as the case may be, shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Trustee, after consultation with the Issuer, shall substitute therefor another

Primary Treasury Dealer), and two other Primary Treasury Dealers selected by the Trustee after consultation with the Issuer.

            "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date for the Notes, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding that Redemption Date.

            Notice of any redemption will be mailed at least 30 days but not more than 60 days before the applicable Redemption Date to each Holder of the Notes to be redeemed at the Holder's registered address. If less than all the Notes are to be redeemed at the option of the Issuer, the Trustee will select, in a manner it deems fair and appropriate, the Notes, or portions of the Notes, to be redeemed.

            Unless the Issuer defaults in payment of the redemption price (including interest accrued to the applicable Redemption Date), on and after the applicable Redemption Date interest will cease to accrue on the Notes or portions of the Notes called for redemption on that Redemption Date.

            Notwithstanding the provisions of Section 12.2 of the Indenture, any notice of redemption of the Notes need not set forth the redemption price but only the manner of calculation thereof. The Issuer will notify the Trustee of the redemption price promptly after the calculation thereof. The Trustee shall have no responsibility for such calculation.

            In case an Event of Default (as defined in the Indenture) with respect to the Notes shall have occurred and be continuing, the principal hereof and accrued and unpaid interest hereon may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

            The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, that no such supplemental indenture shall, among other things, (i) extend the final maturity of any Security, or reduce the principal amount thereof or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on the redemption thereof, or make the principal thereof or the interest thereon payable in any coin or currency other than that provided in the Securities or in accordance with the terms thereof, or impair or affect the rights of any Holder to institute suit for the payment thereof, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities the Holders of which are required to consent to any such supplemental indenture without the consent of the Holder of each Security so affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default, prior to any declaration accelerating the maturity of the Securities of any series, the Holders of a majority in aggregate principal amount of the Outstanding

Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default or Event of Default in respect of the payment of the principal of or premium, if any, or interest on any of the Securities or a default or Event of Default in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Security affected. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor or on registration of transfer hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

            No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

            The Notes are issuable in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations upon surrender of the Notes to be exchanged at the agency of the Issuer maintained for that purpose in the Borough of Manhattan, The City of New York in the manner and subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge that may be imposed in connection therewith.

            The Notes are not subject to any sinking fund.

            Upon due presentment for registration of transfer of this Note at the agency of the Issuer maintained for that purpose in the Borough of Manhattan, The City of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge that may be imposed in connection therewith.

            [THIS PARAGRAPH TO BE OMITTED FROM EXCHANGE NOTES--] In addition to rights provided to the Holders of the Notes under the Indenture, Holders of Notes shall have all the rights set forth in the Registration Rights Agreement dated as of October 22, 2001 between the Issuer and Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. (as the same may be amended or supplemented from time to time in accordance with its terms, the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Holders of the Notes will, subject to certain exceptions and on the terms and subject to the conditions specified in the Registration Rights Agreement, have the right to exchange their Notes for a like principal amount of Exchange Notes issued under the Indenture, which Exchange Notes will have been registered under the Securities Act. The Holders of the Notes shall be entitled to receive certain additional interest on the Notes in the event such exchange offer is not consummated or upon certain other conditions, all as set forth in the Registration Rights Agreement.

            The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and, subject to the provisions of the first paragraph hereof, interest hereon and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

            No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or in any Note, or because of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Issuer or of any successor entity, either directly or through the Issuer or any successor entity, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

            This Note shall be governed by and construed in accordance with the laws of the State of New York, except as may otherwise be required by mandatory provisions of law.

            Terms used in this Note which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

            The Indenture contains provisions whereby the Issuer may be discharged from its obligations with respect to the Notes, subject to exceptions, if the Issuer deposits with the Trustee cash or U.S. Government Obligations in the amount and in the manner, and satisfies certain other conditions, as in the Indenture provided.

            This Note shall not be valid or obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under the Indenture by manual signature of an authorized officer of the Trustee.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                        IN WITNESS WHEREOF, Weyerhaeuser Company has caused this instrument to be signed and its corporate seal attested by the manual or facsimile signatures of its duly authorized officers and has caused its corporate seal (or a facsimile thereof) to be affixed hereunto or imprinted hereon.

Dated:



                                       WEYERHAEUSER COMPANY*
[SEAL]



                                       By:
                                          -------------------------------------
                                           Name:
                                           Title:


Attest:
       ---------------------------------
       Name:
       Title:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION*

                        This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.



                                   THE CHASE MANHATTAN BANK,
                                     as Trustee


                                   By:
                                      ------------------------
                                        Authorized Officer





* The signatures and the Trustee's certificate of authentication may, in the case of Physical Notes, be moved to appear on the same page as the principal amount of such Notes.

                                  ABBREVIATIONS

                        The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common UNIF GIFT MIN ACT - - _______Custodian ________
TEN ENT--as tenants by the entireties                (Cust)          (Minor)
JT TEN--as joint tenants with right of survivorship  Under Uniform Gifts to
                                                     Minors
and not as tenants in common                         Act ____________________
                                                              (State)

     Additional abbreviations may also be used though not in the above list.

                     ---------------------------------------


FOR VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------------------

-------------------------------------------


-------------------------------------------------------------------------------
             PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE


-------------------------------------------------------------------------------
       the within security and all rights thereunder, hereby irrevocably constituting and appointing

                                                                       Attorney
-----------------------------------------------------------------------


-------------------------------------------------------------------------------
    to transfer said security on the books of the Issuer with full power of substitution in the premises.

Dated:                                    Signed:
      ------------------------------------        -----------------------------

            Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within security in every particular, without alteration or enlargement or any change whatever.

          [FOR INCLUSION IN NOTES BEARING THE PRIVATE PLACEMENT LEGEND]

                              TRANSFER CERTIFICATE


Capitalized terms used but not defined in this Certificate shall have the meanings given to such terms in the Indenture referred to above.

The undersigned (the "Transferor ") has requested a transfer of this 5.95% Note due 2008 (the "Notes") or a portion hereof (the "Specified Securities").

In connection with such request, the Transferor does hereby certify that such transfer is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") (as indicated by the applicable box checked below), or the transfer does not require registration under the Securities Act because (as indicated by the applicable box checked below):

                [ ]     (a)   The Specified Securities are being transferred
                              pursuant to an effective registration statement under the Securities Act.

                [ ]     (b)   The Specified Securities are being acquired for
                              the Transferor's own account, without transfer.

                [ ]     (c)   The Specified Securities are being transferred to
                              the Issuer or a subsidiary of the Issuer.

                [ ]     (d)   The Specified Securities are being transferred in
                              compliance with Rule 144A ("Rule 144A") under the Securities Act to a Person the Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A) that is purchasing the Specified Securities for its own account or for the account of another "qualified institutional buyer", in each case to whom notice has been given that the transfer is being made in reliance on Rule 144A.

                [ ]     (e)   The Specified Securities are being transferred to
                              an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the
                              Securities Act) (an "Institutional Accredited
                              Investor") purchasing for its own account or for the account of one or more other Institutional
                              Accredited Investors over which it exercises sole investment discretion, in each case in a minimum principal amount of $250,000, and that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee) and, if the Issuer requests, an opinion of counsel reasonably acceptable to the Issuer to the effect that the transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

                [ ]     (f)   The Specified Securities are being transferred
                              pursuant to and in compliance with an exemption from the registration requirements of the Securities Act provided by Rule 144 under the Securities Act (if available).

                [ ]     (g)   The Specified Securities are being transferred
                              outside the "United States" (as defined in Regulation S ("Regulation S") under the Securities
                              Act) in an "offshore transaction" (as defined in Regulation S) in compliance with Rule 904 under the Securities Act.

This Certificate and the statements contained herein are made for the benefit of the Trustee, the Issuer and the initial purchasers, if any, in the initial offering of the Notes.

                                                    ___________________________
                                                    (Insert Name of Transferor)
Date: _____________________
                                                     By:_______________________
                                                     Notice:  The signature to
                                                     this Certificate must
                                                     correspond with the name
                                                     as it appears upon the
                                                     face of the within
                                                     security in every
                                                     particular, without
                                                     alteration or enlargement
                                                     or any change whatever

To be completed by transferee
if (d) above is checked:


            The undersigned transferee represents and warrants (i) that it is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933 (the "Securities Act") and is aware that the Specified Securities (as defined above) are being transferred in reliance on 144A under the Securities Act, (ii) the undersigned is acquiring the Specified Securities for its own account or for the account of one or more other qualified institutional buyers over which it exercises sole investment discretion (in which latter case the undersigned has given notice to each such account that the Specified Securities are being transferred in reliance on Rule 144A) and (iii) this instrument has been executed on behalf of the undersigned by one of its executive officers. The undersigned transferee acknowledges and agrees that the Specified Securities have not been registered under the Securities Act and may not be transferred except in accordance with the resale and other transfer restrictions set forth on the face thereof.

Dated:  ____________________________       ____________________________________
                                                (Insert Name of Transferee)

                                           By:  _______________________________
                                                      Executive Officer

                         [FOR INCLUSION IN GLOBAL NOTES]


                                   SCHEDULE A


        The initial principal amount of this Global Note is _______ Dollars ($_______). The following increases or decreases in the principal amount of this Global Note have been made:

================ ======================== ======================== =========================== =========================
                 Amount of increase in    Amount of decrease in    Principal amount of this    Signature of authorized
                 principal amount of this principal amount of this Global Note following such  signatory of Trustee
Date made        Global Note              Global Note              decrease or increase
---------------- ------------------------ ------------------------ --------------------------- -------------------------
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

========================================================================================================================


                                                                     EXHIBIT B

                               Form of Certificate

                                                             [Date]

The Chase Manhattan Bank
450 W. 33rd Street, 15th Floor
New York, NY 10001
Attention:  Institutional Trust Services

Weyerhaeuser Company
P.O. Box 9777
Federal Way, Washington  98063-9777

                        Re:         Weyerhaeuser Company
                                    (the "ISSUER")
                                    5.95% Notes due 2008 (the "NOTES")

Dear Sirs and Mesdames:

                        This letter relates to $___,___,000 principal amount of Notes represented by a Regulation S [Global] [Physical] Note (as defined in the Indenture referred to below) (the "LEGENDED NOTE") which bears a legend outlining restrictions upon transfer of such Legended Note. Pursuant to Section 2.1(b) of the Indenture dated as of April 1, 1986 (the "ORIGINAL INDENTURE"), as amended and supplemented by a First Supplemental Indenture thereto dated as of February 15, 1991 (the "FIRST SUPPLEMENTAL INDENTURE"), a Second Supplemental Indenture thereto dated as of February 1, 1993 (the "SECOND SUPPLEMENTAL INDENTURE") and a Third Supplemental Indenture thereto dated as of October 22, 2001 (the "THIRD SUPPLEMENTAL INDENTURE"; the Original Indenture, as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, is hereinafter called the "INDENTURE") relating to the Notes, we hereby certify that we are (or we will hold such Notes on behalf of) a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount of Regulation S [Global] [Physical] Notes all in the manner provided for in the Indenture.

                        You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate and defined herein have the meanings set forth in Regulation S.

                                Very truly yours,


                                [Name of Transferor]


                                By:___________________________
                                      Authorized Signature

                                                                      EXHIBIT C

             FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS


                                                             [Date]


The Chase Manhattan Bank
450 W. 33rd Street, 15th Floor
New York, NY 10001
Attention:  Institutional Trust Services

Dear Sirs and Mesdames:

            We are delivering this letter in connection with our proposed purchase of $___ aggregate principal amount of 5.95% Notes due 2008 (the "Notes") of Weyerhaeuser Company, a Washington corporation (the "Issuer").

            We hereby confirm that:

            (i) we are an institutional "accredited investor" within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act") (an "Institutional Accredited Investor");

            (ii) any purchase of the Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors for which we exercise sole investment discretion;

            (iii) in the event we purchase any of the Notes, we will acquire
                  Notes having a minimum principal amount of not less than $250,000, in each case for our own account or for any separate account for which we are acting;

            (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Notes;

            (v) we not acquiring the Notes with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; provided that the disposition of our property and the property of any accounts for which we are acquiring Notes shall remain at all times within our or their control; and

            (vi) we acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Issuer and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes.

            We understand that the Notes are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Notes have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Notes, that if in the future we decide to offer, resell, pledge or otherwise transfer such Notes, such Notes may be offered, resold, pledged or otherwise transferred only (i) to the Issuer or any of its subsidiaries, (ii) to a person whom we reasonably believe is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) to a person who we reasonably believe is an Institutional Accredited Investor in a transaction in which the Institutional Accredited Investor, prior to the transfer, furnishes to the trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the trustee for the Notes) and, if requested by the Issuer, an opinion of counsel reasonably acceptable to the Issuer to the effect that the transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, (iv) outside the United States in a transaction in accordance with Rule 904 under the Securities Act, (v) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available) or (vi) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through
(vi) in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction. We understand that, prior to any transfer referred to in clause (iii), (iv) or (v) of the preceding sentence, we must furnish to the trustee for the Notes such certifications, legal opinions and other information as the Issuer may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

            We acknowledge that you, the Issuer and others will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

                        THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

Date:__________________________            ___________________________________
                                           (Name of Purchaser)

                                           By: ________________________________
                                           Name:
                                           Title:

                                           Address:

                                                                       EXHIBIT D

                     Form of Certificate to Be Delivered in
               Connection with Transfers Pursuant to Regulation S

                                                          [Date]

The Chase Manhattan Bank
450 W. 33rd Street, 15th Floor
New York, NY 10001
Attention:  Institutional Trust Services

                        Re:         Weyerhaeuser Company
                                    (the "ISSUER")
                                    5.95% Notes due 2008 (the "NOTES")

Dear Sirs and Mesdames:

                        In connection with our proposed sale of $______,000 aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S or Rule 144 under the Securities Act of 1933 (as indicated by the applicable box checked below) and, accordingly, we represent that:

      [ ]      Rule 904 Transfers. The transfer is being effected in accordance with Rule 904 and:

                  (1) the offer of the Notes was not made to a person in the United States;

                  (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

                  (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903 or Rule 904 of Regulation S, as applicable;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933; and

                  (5) if the transfer is being made prior to the termination of the distribution compliance period applicable to the Notes, the interest in the Notes transferred will be held immediately thereafter through Euroclear Bank S.A./NV, as operator of the Euroclear System, or Clearstream Banking, societe anonyme, Luxembourg, as applicable.

      [ ]    Rule 144 Transfers. The transfer is being made pursuant to and in compliance with an exemption from the registration requirements of the Securities Act provided by Rule 144 under the Securities Act.

             You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate and not defined herein have the meanings set forth in Regulation S.



                                Very truly yours,


                                 [Name of Transferor]




                                 By:__________________________________
                                         Authorized Signature


                                      D-2